EXHIBIT 99.1

3120 Lake Center Drive Santa Ana, California 92704 Tel (714) 825-5200

News Release

CONTACT:	Marie K. Connell Public Relations 714/825-5121	Susan Berkel Investor Relations 714/825-5226

PACIFICARE HEALTH SYSTEMS ADDS NEW TALENT

TO ITS SENIOR MANAGEMENT TEAM

Experienced Health Care Management Executives Named to Key Posts
• Howard G. Phanstiel Appointed Chief Financial Officer
• Bary G. Bailey Named Chief Strategic Officer

      SANTA ANA, Calif., July 18, 2000 — Robert W. O’Leary, the new president and chief executive officer of PacifiCare Health Systems Inc. (Nasdaq: PHSY), today announced that Howard G. Phanstiel has been appointed chief financial officer and Bary G. Bailey was named to the new position of chief strategic officer of the $11 billion managed health services company. Phanstiel and Bailey will both report to O’Leary.

      Phanstiel and Bailey join Brad Bowlus, PHS executive vice president and CEO of PacifiCare Health Plans, to round out O’Leary’s core senior management team. Bowlus was promoted to this position last year to lead the company’s commercial and Medicare HMO health plan operations.

      “I’m excited by the strong senior management team being formed at PacifiCare,” said O’Leary. “With Howard’s background in managed care and finance and Bary’s in strategy, information technology and e-commerce complementing the operating experience and talents of Brad, I believe PacifiCare is well-positioned to carry on its legacy of dynamic, creative growth.”

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      “Brad and his team have made tremendous strides moving the operations of all of PacifiCare’s health plans under a single strategy. This allows us to create greater focus, cost savings and synergies in our HMO operations,” said O’Leary.

      Phanstiel, 51, joins the company today. Bailey, 41, reached an agreement with PacifiCare today and will assume his responsibilities full-time on Aug. 1. Each will be an executive vice president of PacifiCare Health Systems. Phanstiel takes the financial reins from Mary Langsdorf, who assumed the additional responsibilities of interim CFO last September. Langsdorf will remain at PacifiCare as senior vice president of finance and corporate controller.

      Phanstiel previously was chairman and chief executive officer of ARV Assisted Living. Prior to that, he was executive vice president of finance and information services at WellPoint Health Networks. Bailey is currently executive vice president of finance, information technology and strategic initiatives at Premier Inc., a nationwide alliance of hospitals and health care systems. At Premier, he conceived and initiated the conversion of the company’s main legacy business to the Internet and formed two business-to-business e-commerce ventures.

      As CFO, Phanstiel will oversee PacifiCare’s corporate finance, accounting, treasury and investor relations functions.

      “PacifiCare has a strong core franchise and a history of solid operating cash flow that underlies its profitability,” said Phanstiel. “I’m looking forward to joining PacifiCare’s talented finance team and to continuing their efforts to recognize and enhance shareholder value.”

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      Bailey will lead both the strategy and implementation areas of PacifiCare’s e-commerce efforts. He will have responsibility for overseeing the integration of the company’s information technology efforts and for providing executive leadership to PacifiCare Ventures, which includes the corporate development and e-commerce departments, and the specialty services companies: Prescription Solutions, PacifiCare Behavioral Health and PacifiCare Dental and Vision. Bailey will be working with John Kao, PHS senior vice president and president and CEO of PacifiCare Ventures.

      “PacifiCare is committed to the continued development of its e-commerce and strategic technology initiatives,” said Bailey. “I’m looking forward to building on the excellent foundation John and his team have developed to forge the next generation of health care.”

      As WellPoint’s principal financial officer, Phanstiel was the company’s main liaison to Wall Street and helped provide strategic leadership to support its $3.5 billion recapitalization and transition from a private non-profit California company to a national Fortune 200 public company. Previously, he served as chairman and chief executive officer of Prudential Bache International Bank and as a managing director of finance at Prudential Securities, a national full-service brokerage firm.

      In addition, he was executive vice president and chief financial officer of Marine Midland Banks when it was acquired by Hong Kong Shanghai Banking Corp. Prior to that, he was vice president of corporate services and head of the consumer division of Sallie Mae and served as a member of the executive team that took the company public.

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      Earlier in his career, Phanstiel was director of the Office of Management and Budget for the U.S. Health Care Financing Administration.

      Phanstiel received a bachelor’s degree in political science from Syracuse University in New York and a master’s degree from the university’s Maxwell School of Public Administration.

      Before joining Premier, Bailey was vice president of finance and controller for American Medical Holdings in Dallas. While there, he led the restructuring and decentralization of financial management within American Medical International and its hospitals. He also was actively involved in the company’s hospital acquisitions and divestitures and in AMI’s merger with National Medical Enterprises to form the company now known as Tenet Healthcare.

      Before joining AMI, Bailey was with Arthur Andersen and Co., specializing in financial services and assisting hospital and HMO clients. Bailey has a bachelor’s degree in accounting from California State University, Long Beach.

      PacifiCare Health Systems Inc. is one of the nation’s largest health care services companies. Primary operations include managed care products for employer groups and Medicare beneficiaries in nine states and Guam, serving about 4 million members. Other specialty products and operations include behavioral health services, life and health insurance, dental and vision services, pharmacy benefit management and Medicare+Choice management services.

      Some of the statements contained in this press release are not historical facts and are forward-looking statements within the meaning of the Federal securities laws, and

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may involve a number or risks and uncertainties. Forward-looking statements include, but are not limited to our outlook on our future prospects. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, the risk that we will fail to develop new ventures that diversify our risk, increase our growth rates and generate future earnings, failure to achieve expected membership growth due to premium increases, market exits or other factors, an unfavorable pricing environment, failure to continue current cost control and pricing strategies or to implement planned changes, actual medical claims results differing from current estimates, provider financial problems or bankruptcy, inability to achieve expected efficiencies in operations or effectively control health care costs, new regulations or laws relating to capitation, Medicare reimbursement formulas, benefit mandates, service, utilization management, provider contracts and similar matters, failure to favorably resolve purported class-action lawsuits, availability of internally generated cash to fund common stock repurchases and repay debt, and failure to successfully integrate health plan or membership acquisitions. Additional information on factors, risks and uncertainties that could potentially affect our financial results may be found in documents we file with the Securities and Exchange Commission including our March 31, 2000 Form 10–Q.